CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Home Financial Bancorp (the "Company") of our report dated July 25, 1997 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended June 30, 1997 filed pursuant to the Securities Exchange Act of 1934.


GEO. S. OLIVE & CO. LLC

/s/ Geo. S. Olive & Co. LLC
Indianapolis, Indiana
January 29, 1998